Exhibit 99.1

InfraREIT, Inc. 1807 Ross Avenue 4th Floor Dallas, TX 75201

PRESS RELEASE

InfraREIT Schedules First Annual Stockholders Meeting

DALLAS, TEXAS, Feb. 11, 2016—InfraREIT, Inc. (NYSE: HIFR) (“InfraREIT” or the “Company”) today announced InfraREIT’s first Annual Meeting of Stockholders will be held on Wednesday, May 18, 2016, at 11:00 a.m. Central Time, at the Fairmont Hotel, 1717 North Akard Street, Dallas, Texas 75201. The Board of Directors has established Monday, March 14, 2016, as the record date for determining stockholders entitled to vote at the Annual Meeting, in-person or by proxy.

About InfraREIT, Inc.

InfraREIT is a real estate investment trust that owns rate-regulated electric transmission and distribution assets in the state of Texas. The Company is externally managed by Hunt Utility Services, LLC, an affiliate of Hunt Consolidated, Inc. (a diversified holding company based in Dallas, Texas and managed by the Ray L. Hunt family) and the Company’s shares are traded on the New York Stock Exchange under the symbol “HIFR”. Additional information on InfraREIT is available at http://www.InfraREITInc.com.

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For additional information, contact:

For Investors:	Brook Wootton
Director, Investor Relations
InfraREIT, Inc.
214-855-6748

For Media:	Jeanne Phillips
Senior Vice President, Corporate Affairs & International Relations
Hunt Consolidated, Inc.
214-978-8534